				Exhibit 99.2
Hexcel Corporation and Subsidiaries
Net Sales by Segment and Market
For the Quarters Ended September 30, 2015 and 2014, June 30, 2015 and 2014
and the Nine-Month Periods Ended September 30, 2015 and 2014

	Unaudited
	Commercial	Space &
(In millions)	Aerospace	Defense	Industrial	Total

Third Quarter 2015
Composite Materials	$230.7	$59.7	$57.0	$347.4
Engineered Products	83.8	17.6	-	101.4
Total	$314.5	$77.3	$57.0	$448.8
	70%	17%	13%	100%

Second Quarter 2015
Composite Materials	$244.0	$67.4	$62.1	$373.5
Engineered Products	80.7	20.6	0.9	102.2
Total	$324.7	$88.0	$63.0	$475.7
	68%	19%	13%	100%

Third Quarter 2014
Composite Materials	$212.3	$64.1	$66.5	$342.9
Engineered Products	84.2	24.4	0.4	109.0
Total	$296.5	$88.5	$66.9	$451.9
	66%	19%	15%	100%

Second Quarter 2014
Composite Materials	$225.5	$66.8	$69.3	$361.6
Engineered Products	82.7	25.3	0.5	108.5
Total	$308.2	$92.1	$69.8	$470.1
	65%	20%	15%	100%

Year to date September 30, 2015
Composite Materials	$712.5	$196.8	$179.0	$1,088.3
Engineered Products	247.0	57.4	3.6	308.0
Total	$959.5	$254.2	$182.6	$1,396.3
	69%	18%	13%	100%

Year to date September 30, 2014
Composite Materials	$662.6	$199.5	$198.7	$1,060.8
Engineered Products	245.3	76.7	0.9	322.9
Total	$907.9	$276.2	$199.6	$1,383.7
	66%	20%	14%	100%